Exhibit 99.2

February 19, 2013 Fourth Quarter and Full Year 2012 Results

Forward Looking Statements This conference call may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries (“Rockwood”). Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. "Forward-looking statements" consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the "Risk Factors" described in Rockwood’s periodic reports filed with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Agenda Fourth Quarter and Full Year 2012 Highlights Financial Summary Summary Appendices Note: All ’12 and ’11 data, other than as noted, are for continuing operations only.

Fourth Quarter and Full Year 2012 Highlights

Fourth Quarter 2012 Highlights Net Sales of $829.0 mm - Up 1.8% (up 4.4% on a constant-currency basis) versus prior year primarily from higher volumes, particularly in lithium and medical ceramic applications, as well in TiO2 Pigments from the acquisition of certain assets of crenox GmbH in July 2012. Adjusted EBITDA(a) of $141.0 mm - Down 28.0% (down 26.5% on a constant currency basis) versus prior year primarily due to higher raw material costs and lower production levels to reduce inventory resulting in lower fixed cost absorption driven mainly by TiO2 Pigments, which was partially offset by improved results from Lithium, Surface Treatment and our Advanced Ceramics medical business. - Adjusted EBITDA margin of 17.0% vs. 24.0% in the prior year. Adjusted EPS(a) of $0.47 - Decrease versus prior year for reasons discussed above for Adjusted EBITDA. Net Debt/LTM Adj. EBITDA at 1.90x - In October 2012, we repaid $250 million of term loan B under our senior secured credit facility with a portion of the proceeds received from the issuance of $1.25 billion in unsecured senior notes. a) Non-GAAP measure; see reconciliation in the appendix.

Full Year 2012 Highlights Net Sales of $3,506.9 mm - Down 4.4% (up 1.0% on a constant-currency basis) versus prior year primarily from the negative impact of currency changes and lower volumes, particularly in TiO2 pigments and Performance Additives, partially offset by higher selling prices across most segments. Adjusted EBITDA(a) of $778.9 mm - Down 9.7% (down 4.5% on a constant currency basis) versus prior year primarily due to lower volumes and higher raw material costs, primarily from TiO2 Pigments, partially offset by higher selling prices across most segments. - Adjusted EBITDA margin of 22.2% vs. 23.5% in the prior year. Adjusted EPS(a) of $3.89 - Decrease versus prior year for reasons discussed above, offset by lower interest expense and a lower tax rate. Net Debt/LTM Adj. EBITDA at 1.90x - In February 2012, we issued a new tranche of term loan A under our senior secured credit facility and used the proceeds along with cash to redeem all of the existing 2014 Senior Notes, which substantially reduced interest cost. In September, we issued $1.25 billion in unsecured senior notes at an attractive rate of 4.625% to fund general corporate purposes. Commenced Quarterly Cash Dividend - In June 2012, a Quarterly Cash Dividend Program commenced. A $0.35 per share dividend was declared in June, August and November 2012. Total dividends paid were $82 million in 2012. a) Non-GAAP measure; see reconciliation in the appendix.

Fourth Quarter and Full Year Summary

($M) , except EPS	Fourth Quarter				Full Year			
			% Change				% Change	
	Q4 2012	Q4 2011	*Total*	*Constant Currency (b)*	FY 2012	FY 2011	*Total*	*Constant Currency (b)*
Continuing Operations:								
Net Sales	829.0	814.4	*1.8%*	*4.4%*	3,506.9	3,669.3	*(4.4%)*	*1.0%*
Adjusted EBITDA [(a)]	141.0	195.7	*(28.0%)*	*(26.5%)*	778.9	862.8	*(9.7%)*	*(4.5%)*
Adj. EBITDA Margin	*17.0%*	*24.0%*	*(7.0 ppt)*		*22.2%*	*23.5%*	*(1.3 ppt)*	
Net Income - as reported	21.2	63.0	*(66.3%)*		383.5	291.1	*31.7%*	
EPS (Diluted) - as reported [(c)]	0.26	0.79	*(67.1%)*		4.80	3.64	*31.9%*	
Net Income - as adjusted [(d)]	38.0	72.7	*(47.7%)*		311.0	321.2	*(3.2%)*	
EPS (Diluted) - as adjusted [(d)]	0.47	0.91	*(48.4%)*		3.89	4.02	*(3.2%)*	

(a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices.

(b) Based on constant currencies. See Appendices.

(c) For the fourth quarter, Yr 2012 based on share count of 80,073; Yr 2011 based on share count of 79,857.
For full year, Yr 2012 based on share count of 79,943; Yr 2011 based on share count of 79,865.

(d) A reconciliation of Net Income / EPS as reported to Net Income / EPS as adjusted is provided. See Appendices.

Rockwood Powered by Lithium 7

Results By Segment – Fourth Quarter Net Sales Adj. EBITDA (a) % Change % Change ($M) Q4 2012 Q4 2011 Total Constant Currency (b) Q4 2012 % Sales Q4 2011 % Sales Total Constant Currency (b) Lithium 119.1 104.6 13.9% 15.9% 44.0 36.9% 40.3 38.5% 9.2% 10.4% Surface Treatment 175.5 180.7 (2.9%) (1.3%) 38.6 22.0% 36.0 19.9% 7.2% 8.1% Performance Additives 151.4 169.7 (10.8%) (10.3%) 17.0 11.2% 26.6 15.7% (36.1%) (35.7%) Titanium Dioxide Pigments 223.0 195.0 14.4% 19.2% 6.7 3.0% 64.5 33.1% (89.6%) (89.3%) Advanced Ceramics 129.0 129.8 (0.6%) 2.7% 38.7 30.0% 37.3 28.7% 3.8% 7.8% Corporate and Other 31.0 34.6 (10.4%) (6.4%) (4.0) (9.0) 55.6% 57.8% Total Rockwood $829.0 $814.4 1.8% 4.4% $141.0 17.0% $195.7 24.0% (28.0%) (26.5%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based o n constant currencies. See Appendices.

Results By Segment – Full Year Net Sales Adj. EBITDA (a) % Change % Change ($M) FY 2012 FY 2011 Total Constant Currency (b) FY 2012 % Sales FY 2011 % Sales Total Constant Currency (b) Lithium 474.4 456.5 3.9% 7.5% 181.9 38.3% 170.2 37.3% 6.9% 10.0% Surface Treatment 723.2 743.2 (2.7%) 2.6% 155.2 21.5% 151.0 20.3% 2.8% 7.5% Performance Additives 731.5 784.4 (6.7%) (4.7%) 124.0 17.0% 144.0 18.4% (13.9%) (11.7%) Titanium Dioxide Pigments 889.4 930.4 (4.4%) 3.5% 164.7 18.5% 257.6 27.7% (36.1%) (30.8%) Advanced Ceramics 546.7 585.1 (6.6%) 0.3% 174.8 32.0% 183.7 31.4% (4.8%) 2.9% Corporate and Other 141.7 169.7 (16.5%) (9.5%) (21.7) (43.7) 50.3% 53.8% Total Rockwood $3,506.9 $3,669.3 (4.4%) 1.0% $778.9 22.2% $862.8 23.5% (9.7%) (4.5%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based o n constant currencies. See Appendices.

Net Sales Growth Fourth Quarter Full Year ($M) Net Sales % Change ($M) Net Sales % Change 2012 Qtr 4 829.0 FY 2012 3,506.9 2011 Qtr 4 814.4 FY 2011 3,669.3 Change 14.6 1.8% Change (162.4) (4.4%) Due to (Approx.): Due to (Approx.): Pricing (0.3) (0.0%) Pricing 175.6 4.8% Currency (20.9) (2.6%) Currency (197.4) (5.4%) Volume/Mix 35.8 4.4% Volume/Mix (140.6) (3.8%)

Lithium Fourth Quarter Net sales increased 13.9% primarily from higher volumes for both lithium carbonate used in battery applications and lithium specialties, and increased selling prices. This was partially offset by the negative impact of currency changes. Adjusted EBITDA increased 9.2% primarily from higher net sales, partially offset by higher raw material costs. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Fourth Quarter 119.1 104.6 13.9% 15.9% 44.0 40.3 9.2% 10.4% Adj. EBITDA Margin 36.9% 38.5% (1.6) ppt Full Year 474.4 456.5 3.9% 7.5% 181.9 170.2 6.9% 10.0% Adj. EBITDA Margin 38.3% 37.3% 1.0 ppt

Surface Treatment Fourth Quarter Net sales decreased 2.9% primarily due to lower volumes in Europe, as well as the negative impact of currency changes. This was partially offset by higher selling prices and higher volumes in Asia and the U.S. Adjusted EBITDA increased 7.2% due to higher selling prices and lower raw material costs. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Fourth Quarter 175.5 180.7 (2.9%) (1.3%) 38.6 36.0 7.2% 8.1% Adj. EBITDA Margin 22.0% 19.9% 2.1 ppt Full Year 723.2 743.2 (2.7%) 2.6% 155.2 151.0 2.8% 7.5% Adj. EBITDA Margin 21.5% 20.3% 1.2 ppt

Performance Additives Fourth Quarter Net sales decreased 10.8% primarily due to lower North American oil and natural gas drilling volumes and lower coatings and construction volumes in Europe. Adjusted EBITDA decreased 36.1% primarily from lower volumes and lower production levels to reduce inventory resulting in lower fixed cost absorption in Color Pigments and Services. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Fourth Quarter 151.4 169.7 (10.8%) (10.3%) 17.0 26.6 (36.1%) (35.7%) Adj. EBITDA Margin 11.2% 15.7% (4.5) ppt Full Year 731.5 784.4 (6.7%) (4.7%) 124.0 144.0 (13.9%) (11.7%) Adj. EBITDA Margin 17.0% 18.4% (1.4) ppt

Titanium Dioxide Pigments Fourth Quarter Net sales increased 14.4% from higher volumes, particularly driven by the acquisition of certain assets of crenox GmbH in July 2012. This was partially offset by lower selling prices and the negative impact of currency changes. Adjusted EBITDA decreased 89.6% from lower production levels to reduce inventory resulting in lower fixed cost absorption, higher raw material costs (primarily slag and ilmenite) and lower selling prices, partially offset by lower variable costs. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Fourth Quarter 223.0 195.0 14.4% 19.2% 6.7 64.5 (89.6%) (89.3%) Adj. EBITDA Margin 3.0% 33.1% (30.1) ppt Full Year 889.4 930.4 (4.4%) 3.5% 164.7 257.6 (36.1%) (30.8%) Adj. EBITDA Margin 18.5% 27.7% (9.2) ppt

Advanced Ceramics Fourth Quarter Net sales decreased 0.6% primarily from the negative impact of currency changes and lower volumes in most applications, partially offset by higher volumes of medical ceramics. Adjusted EBITDA increased 3.8% primarily from higher medical ceramic volumes. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Fourth Quarter 129.0 129.8 (0.6%) 2.7% 38.7 37.3 3.8% 7.8% Adj. EBITDA Margin 30.0% 28.7% 1.3 ppt Full Year 546.7 585.1 (6.6%) 0.3% 174.8 183.7 (4.8%) 2.9% Adj. EBITDA Margin 32.0% 31.4% 0.6 ppt

Financial Summary

Income Statement - Reported

($M)	Fourth Quarter		Full Year	
	2012	2011	2012	2011
Net sales	829.0	814.4	3,506.9	3,669.3
Gross profit	224.4	291.1	1,155.1	1,289.3
Gross Profit %	*27.1%*	*35.7%*	*32.9%*	*35.1%*
Operating Income	47.4	116.7	453.3	567.3
Operating income %	*5.7%*	*14.3%*	*12.9%*	*15.5%*
Interest expense, net [(a)]	(30.2)	(22.1)	(86.7)	(96.1)
Loss on early extinguishment/modification of debt	(2.3)	-	(14.8)	(16.6)
Foreign exchange (loss) gain on financing activities, net	(2.3)	(0.5)	(9.6)	1.3
Other, net	0.2	0.3	0.1	0.2
Income from continuing operations before taxes	**$12.8**	**$94.4**	**$342.3**	**$456.1**
Income tax (benefit) provision [(b)]	(1.0)	23.4	(55.9)	124.4
Income from continuing operations	**$13.8**	**$71.0**	**$398.2**	**$331.7**
(Loss) income from discontinued operations, net of tax [(c)]	-	(0.1)	-	120.2
Net income	**$13.8**	**$70.9**	**$398.2**	**$451.9**
Net loss (income) attributable to noncontrolling interest	7.4	(8.0)	(14.7)	(40.6)
Net income attributable to Rockwood Holdings, Inc. shareholders	**$21.2**	**$62.9**	**$383.5**	**$411.3**
Amounts attributable to Rockwood Holdings, Inc. shareholders:				
Income from continuing operations	21.2	63.0	383.5	291.1
(Loss) income from discontinued operations	-	(0.1)	-	120.2
Net income	**$21.2**	**$62.9**	**$383.5**	**$411.3**
(a) Interest expense, net includes:				
Interest expense on debt, net	(27.6)	(20.5)	(76.4)	(91.8)
Mark-to-market gains (losses) on interest rate swaps	0.2	(0.5)	(2.3)	0.5
Deferred financing costs	(2.8)	(1.1)	(8.0)	(4.8)
Total	$(30.2)	$(22.1)	$(86.7)	$(96.1)

(b) Includes the reversal of $2.5 million and $150.0 million of our federal valuation allowance for the three months and year ended December 31, 2012, respectively.

(c) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Rockwood Powered by Lithium

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Reconciliation of Net Income to Adjusted EBITDA ($M) 2012 2011 2012 2011 Net income attributable to Rockwood Holdings, Inc. shareholders $21.2 $62.9 $383.5 $411.3 Net (loss) income attributable to noncontrolling interest (7.4) 8.0 14.7 40.6 Net income 13.8 70.9 398.2 451.9 Income tax (benefit) provision (b) (1.0) 23.4 (55.9) 124.4 Loss (income) from discontinued operations, net of tax (a) - 0.1 - (120.2) Income from continuing operations before taxes 12.8 94.4 342.3 456.1 Interest expense, net 30.2 22.1 86.7 96.1 Depreciation and amortization 68.9 67.0 265.3 267.2 Sub-Total 111.9 183.5 694.3 819.4 Restructuring and other severance costs 21.6 5.0 45.5 14.5 Systems/organization establishment expenses 1.4 5.2 4.5 6.5 Acquisition and disposal costs (2.8) - 1.2 0.4 Acquisition method inventory charges 3.3 - 3.3 - Loss on early extinguishment/modification of debt 2.3 - 14.8 16.6 Foreign exchange loss (gain) on financing activities, net 2.3 0.5 9.6 (1.3) Other 1.0 1.5 5.7 6.7 Total Adjusted EBITDA $141.0 $195.7 $778.9 $862.8 (a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business. Full Year Fourth Quarter

Reconciliation of Net Income/EPS as Reported to Net Income/EPS as Adjusted Net Income Diluted EPS Net Income Diluted EPS Attributable to Attributable to Attributable to Attributable to Rockwood Rockwood Rockwood Rockwood Holdings, Inc. Holdings, Inc. Holdings, Inc. Holdings, Inc. Shareholders ($M) Shareholders Shareholders ($M) Shareholders Net income from continuing operations $21.2 $0.26 $383.5 $4.80 Adjustments to expenses from continuing operations: Restructuring and other severance costs 21.0 0.26 43.9 0.55 Impact of tax related items 4.6 0.06 7.5 0.09 Loss on early extinguishment/modification of debt 2.2 0.03 11.2 0.14 Foreign exchange loss on financing activities, net 1.6 0.02 8.0 0.10 Acquisition method inventory charges 1.4 0.02 1.4 0.02 Systems/organization establishment expenses 1.2 0.01 2.7 0.04 Mark-to-market interest rate swap loss - - 1.0 0.01 Other 0.2 - 3.3 0.04 Subtotal 32.2 0.40 79.0 0.99 Adjustments to income from continuing operations: Federal tax benefit on net operating loss (9.3) (0.12) (9.3) (0.12) Acquisition and disposal costs (3.5) (0.04) (0.7) (0.01) Valuation allowance reversal (2.5) (0.03) (141.5) (1.77) Mark-to-market interest rate swap gain (0.1) - - - Subtotal (15.4) (0.19) (151.5) (1.90) Total adjustments 16.8 0.21 (72.5) (0.91) As adjusted $38.0 $0.47 $311.0 $3.89 Weighted average number of diluted shares outstanding 80,073 79,943 Full Year 2012 Fourth Quarter 2012 (a) The tax effects of the adjustments are benefits of $11.5 million for the fourth quarter 2012 and $158.2 million for the full year 2012, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (a)

Tax Provision Reconciliation – Fourth Quarter 2012 ($M) Income from cont. ops. before taxes and noncontrolling interest Income tax (benefit) provision Effective tax rate Net loss attributable to noncontrolling interest Income from continuing operations As reported $12.8 $(1.0) (7.8)% $7.4 $21.2 Adjustments to expenses from continuing operations: Restructuring and other severance costs 23.2 2.0 (0.2) 21.0 Impact of tax related items - (4.6) - 4.6 Loss on early extinguishment/modification of debt 2.3 0.1 - 2.2 Foreign exchange loss on financing activities, net (b) 2.3 0.7 - 1.6 Acquisition method inventory charges 3.3 1.1 (0.8) 1.4 Systems/organization establishment expenses 1.4 0.1 (0.1) 1.2 Other 1.0 0.7 (0.1) 0.2 Adjustments to income from continuing operations: Federal tax benefit on net operating loss - 9.3 - (9.3) Acquisition and disposal costs (2.8) 0.2 (0.5) (3.5) Valuation allowance reversal - 2.5 - (2.5) Mark-to-market interest rate swap loss (0.2) (0.1) - (0.1) As adjusted $43.3 $11.0 25.4% $5.7 $38.0 Fourth Quarter 2012 (a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (b) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance. Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes. (a)

Consolidated Net Debt

($M)	December 31, 2011 as reported [a]	December 31, 2011 Covenant [b]	December 31, 2012 as reported [a]	December 31, 2012 Covenant [b]
LTM Adj EBITDA	**$862.8**	**$875.2** [c]	**$778.9**	**$840.3** [c]
Net Debt				
Rockwood Term Loans	845.8	845.8	924.1	924.1
TiO2 Venture Term Loans	252.7	271.5	514.5	501.7
Other Debt	65.1	64.8	63.1	56.9
Sr. Sub. Notes	524.1	-	1,250.0	-
Total Debt	**$1,687.7**	**$1,182.1**	**$2,751.8**	**$1,482.7**
Cash	(321.5)	(200.0)	(1,273.6)	(200.0)
Net Debt	**$1,366.2**	**$982.1**	**$1,478.2**	**$1,282.7**
Net Debt / LTM Adj. EBITDA	**1.58 x**		**1.90 x**	
Covenant - as calculated		**1.12 x**		**1.53 x**
- with full cash		**0.98 x**		**0.25 x**
Covenant per Credit Agreement		2.75 x		2.75 x

(a) All Euro denominated debt is converted at the December 31 balance sheet rate (1.30 at Dec. 31, 2011 and 1.32 at Dec. 31, 2012).

(b) Covenant leverage ratio calculation under senior credit agreement for Rockwood Specialties Group, Inc. is net secured debt to LTM Adjusted EBITDA and specifies a maximum level of cash at $200 million. For covenant purposes, Euro denominated debt is converted at the average Euro-rate during the LTM period (1.39 for 2011 and 1.29 for 2012).

(c) Excludes Adjusted EBITDA from certain subsidiaries and joint ventures and stock-based compensation expenses; includes proforma Adjusted EBITDA as well as anticipated synergies for acquired businesses.

Rockwood Powered by Lithium 21

Net Debt / LTM Adjusted EBITDA Note: Net Debt is total debt less total cash. LTM Adjusted EBITDA is calculated as set forth in the leverage ratio under the senior secured credit agreement for Rockwood Specialties Group, Inc.

Free Cash Flow ($M) Full Year 2012 Fourth Quarter 2012 Second Half 2012 Adjusted EBITDA $778.9 $141.0 $322.9 WC Change (a) (147.4) 71.2 78.9 Cash Taxes (87.9) (38.4) (58.9) Cash Interest (b) (70.8) (16.1) (32.7) Cash From Operating Activities (c) $472.8 $157.7 $310.2 CAPEX (d) (286.4) (71.1) (142.4) Proceeds on Sale of Assets 2.2 0.5 0.5 Free Cash Flow (e) $188.6 $87.1 $168.3 (a) (b) Interest on the $1.25 billion Senior Notes due in 2020 is paid semi-annually in April and October of each year, commencing April 2013. (c) Excludes $4.4 million, $13.1 million and $27.9 million for the cash impact of adjustments made to EBITDA under the senior secured credit agreement for the fourth quarter, second half and full year of 2012, respectively. (d) CAPEX net of government grants received. (e) Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income taxes payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures. Free Cash Flow is before dividends paid of $27.5 million in the fourth quarter and $81.8 million for the second half and full year.

Summary

2013 Planned Initiatives: Maximizing Shareholder Value Announced share repurchase program for $400 million Estimated dividend yield in range of 2.8% to 3.2% Expected repayment of debt up to $600 million Launched strategic evaluation process for non-core TiO2 business Targeted Adjusted EBITDA margins of 25% from core businesses Focused on EPS growth of 20%+ Driven to Achieve Strong Free Cash Flow Generation

Appendices

Reconciliation of Net Income to Adjusted EBITDA ($M) 2012 2011 2012 2011 Net income attributable to Rockwood Holdings, Inc. shareholders $21.2 $62.9 $383.5 $411.3 Net (loss) income attributable to noncontrolling interest (7.4) 8.0 14.7 40.6 Net income 13.8 70.9 398.2 451.9 Income tax (benefit) provision (b) (1.0) 23.4 (55.9) 124.4 Loss (income) from discontinued operations, net of tax (a) - 0.1 - (120.2) Income from continuing operations before taxes 12.8 94.4 342.3 456.1 Interest expense, net 30.2 22.1 86.7 96.1 Depreciation and amortization 68.9 67.0 265.3 267.2 Restructuring and other severance costs 21.6 5.0 45.5 14.5 Systems/organization establishment expenses 1.4 5.2 4.5 6.5 Acquisition and disposal costs (2.8) - 1.2 0.4 Acquisition method inventory charges 3.3 - 3.3 - Loss on early extinguishment/modification of debt 2.3 - 14.8 16.6 Foreign exchange loss (gain) on financing activities, net 2.3 0.5 9.6 (1.3) Other 1.0 1.5 5.7 6.7 Total Adjusted EBITDA $141.0 $195.7 $778.9 $862.8 (a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business. Full Year Fourth Quarter

Reconciliation of Pre-Tax Income to Adjusted EBITDA – Fourth Quarter

($M) Fourth Quarter 2012	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**14.2**	**22.1**	**(1.3)**	**(26.2)**	**18.9**	**(14.9)**	**12.8**
Interest expense, net	0.7	3.8	1.4	7.2	3.5	13.6	30.2
Depreciation and amortization	11.6	8.3	14.3	19.2	13.2	2.3	68.9
Restructuring and other severance costs	12.7	3.6	2.0	1.8	1.5	-	21.6
Systems/organization establishment expenses	0.2	0.8	-	0.3	-	0.1	1.4
Acquisition and disposal costs	-	0.1	-	0.1	1.1	(4.1)	(2.8)
Acquisition method inventory charges	-	-	-	3.3	-	-	3.3
Loss on early extinguishment/modifications of debt	0.4	-	0.3	-	0.5	1.1	2.3
Foreign exchange loss (gain) on financing activities, net	4.2	(0.1)	-	-	(0.1)	(1.7)	2.3
Other	-	-	0.3	1.0	0.1	(0.4)	1.0
Total Adjusted EBITDA	**$44.0**	**$38.6**	**$17.0**	**$6.7**	**$38.7**	**$(4.0)**	**$141.0**

Fourth Quarter 2011	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**27.1**	**20.1**	**7.9**	**37.1**	**18.6**	**(16.4)**	**94.4**
Interest expense, net	1.3	4.6	2.2	3.5	4.8	5.7	22.1
Depreciation and amortization	10.7	7.5	15.1	18.3	13.3	2.1	67.0
Restructuring and other severance costs	0.8	3.4	0.4	-	0.2	0.2	5.0
Systems/organization establishment expenses	-	0.4	0.1	4.7	-	-	5.2
Foreign exchange loss (gain) on financing activities, net	0.5	0.2	(0.1)	-	-	(0.1)	0.5
Other	(0.1)	(0.2)	1.0	0.9	0.4	(0.5)	1.5
Total Adjusted EBITDA	**$40.3**	**$36.0**	**$26.6**	**$64.5**	**$37.3**	**$(9.0)**	**$195.7**

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Reconciliation of Pre-Tax Income to Adjusted EBITDA – Full Year

($M) Full Year 2012	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**98.8**	**91.6**	**49.5**	**56.2**	**104.8**	**(58.6)**	**342.3**
Interest expense, net	3.3	15.6	6.6	22.6	14.5	24.1	86.7
Depreciation and amortization	44.2	31.9	59.0	70.6	51.0	8.6	265.3
Restructuring and other severance costs	26.1	8.0	6.9	1.8	2.5	0.2	45.5
Systems/organization establishment expenses	0.6	1.4	0.2	2.2	-	0.1	4.5
Acquisition and disposal costs	-	0.2	-	2.2	1.1	(2.3)	1.2
Acquisition method inventory charges	-	-	-	3.3	-	-	3.3
Loss on early extinguishment/modification of debt	2.6	3.0	1.2	2.8	1.2	4.0	14.8
Foreign exchange loss (gain) on financing activities, net	6.2	3.0	(0.1)	-	(0.6)	1.1	9.6
Other	0.1	0.5	0.7	3.0	0.3	1.1	5.7
Total Adjusted EBITDA	**$181.9**	**$155.2**	**$124.0**	**$164.7**	**$174.8**	**$(21.7)**	**$778.9**
Full Year 2011							
Income (loss) - cont. ops. before taxes	**118.0**	**80.3**	**69.7**	**163.7**	**102.2**	**(77.8)**	**456.1**
Interest expense, net	7.4	20.6	9.1	12.7	21.6	24.7	96.1
Depreciation and amortization	41.4	33.1	58.4	71.9	53.7	8.7	267.2
Restructuring and other severance costs	3.2	8.0	2.3	-	0.7	0.3	14.5
Systems/organization establishment expenses	-	0.8	0.7	5.0	-	-	6.5
Acquisition and disposal costs	-	0.1	-	-	0.1	0.2	0.4
Loss on early extinguishment/modifications of debt	2.9	4.8	1.7	-	4.0	3.2	16.6
Foreign exchange (gain) loss on financing activities, net	(2.8)	3.0	1.1	-	0.8	(3.4)	(1.3)
Other	0.1	0.3	1.0	4.3	0.6	0.4	6.7
Total Adjusted EBITDA	**$170.2**	**$151.0**	**$144.0**	**$257.6**	**$183.7**	**$(43.7)**	**$862.8**

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Constant Currency Effect on Results – Fourth Quarter ($M) Constant Currency basis Net Change in $ Net Change in % Net Sales Lithium 14.5 13.9 (2.1) 16.6 15.9 Surface Treatment (5.2) (2.9) (2.8) (2.4) (1.3) Performance Additives (18.3) (10.8) (0.9) (17.4) (10.3) Titanium Dioxide Pigments 28.0 14.4 (9.4) 37.4 19.2 Advanced Ceramics (0.8) (0.6) (4.3) 3.5 2.7 Corporate and Other (3.6) (10.4) (1.4) (2.2) (6.4) Total Net Sales $14.6 1.8% $(20.9) $35.5 4.4 % Adjusted EBITDA Lithium 3.7 9.2 (0.5) 4.2 10.4 Surface Treatment 2.6 7.2 (0.3) 2.9 8.1 Performance Additives (9.6) (36.1) (0.1) (9.5) (35.7) Titanium Dioxide Pigments (57.8) (89.6) (0.2) (57.6) (89.3) Advanced Ceramics 1.4 3.8 (1.5) 2.9 7.8 Corporate and Other 5.0 55.6 (0.2) 5.2 57.8 Total Adjusted EBITDA $(54.7) (28.0) % (2.8) $(51.9) (26.5) % Change: Fourth Quarter 2012 versus 2011 (a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. Constant Currency Effect in $ Total Change in % Total Change in $ (a)

Constant Currency Effect on Results – Full Year ($M) Constant Currency basis Net Change in $ Net Change in % Net Sales Lithium 17.9 3.9 (16.4) 34.3 7.5 Surface Treatment (20.0) (2.7) (39.4) 19.4 2.6 Performance Additives (52.9) (6.7) (15.8) (37.1) (4.7) Titanium Dioxide Pigments (41.0) (4.4) (73.8) 32.8 3.5 Advanced Ceramics (38.4) (6.6) (40.1) 1.7 0.3 Corporate and Other (28.0) (16.5) (11.9) (16.1) (9.5) Total Net Sales $(162.4) (4.4) % $(197.4) $35.0 1.0 % Adjusted EBITDA Lithium 11.7 6.9 (5.4) 17.1 10.0 Surface Treatment 4.2 2.8 (7.1) 11.3 7.5 Performance Additives (20.0) (13.9) (3.2) (16.8) (11.7) Titanium Dioxide Pigments (92.9) (36.1) (13.6) (79.3) (30.8) Advanced Ceramics (8.9) (4.8) (14.2) 5.3 2.9 Corporate and Other 22.0 50.3 (1.5) 23.5 53.8 Total Adjusted EBITDA $(83.9) (9.7) % $(45.0) $(38.9) (4.5) % Change: Full Year 2012 versus 2011 (a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. Total Change in $ Total Change in % Constant Currency Effect in $ (a)

Reconciliation of Net Income/EPS – Fourth Quarter and Full Year 2011 Net Income Diluted EPS Net Income Diluted EPS Attributable to Attributable to Attributable to Attributable to Rockwood Rockwood Rockwood Rockwood Holdings, Inc. Holdings, Inc. Holdings, Inc. Holdings, Inc. Shareholders ($M) Shareholders Shareholders ($M) Shareholders Net income from continuing operations $63.0 $0.79 $291.1 $3.64 Adjustments to expenses from continuing operations: Restructuring and other severance costs 5.0 0.06 12.5 0.16 Systems/organization establishment expenses 2.5 0.03 3.4 0.04 Foreign exchange loss on financing activities, net 0.3 0.01 - - Mark-to-market interest rate swap loss 0.2 - - - Loss on early extinguishment/modification of debt - - 13.5 0.17 Other 1.7 0.02 4.8 0.06 Subtotal 9.7 0.12 34.2 0.43 Adjustments to income from continuing operations: Foreign exchange gain on financing activities, net - - (2.7) (0.03) Mark-to-market interest rate swap gain - - (1.4) (0.02) Subtotal - - (4.1) (0.05) Total adjustments 9.7 0.12 30.1 0.38 As adjusted $72.7 $0.91 $321.2 $4.02 Weighted average number of diluted shares outstanding 79,857 79,865 Fourth Quarter 2011 Full Year 2011 (a) The tax effects of the adjustments are benefits of $1.7 million for the fourth quarter 2011 and $9.6 million for the full year 2011, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (a)

Tax Provision Reconciliation – Full Year 2012 ($M) Income from cont. ops. before taxes and noncontrolling interest Income tax (benefit) provision Effective tax rate Net income attributable to noncontrolling interest Income from continuing operations As reported $342.3 $(55.9) (16.3)% $(14.7) $383.5 Adjustments to expenses from continuing operations: Restructuring and other severance costs 51.6 7.2 (0.5) 43.9 Loss on early extinguishment/modification of debt 14.8 2.9 (0.7) 11.2 Foreign exchange loss on financing activities, net (b) 9.6 1.6 - 8.0 Impact of tax related items - (7.5) - 7.5 Systems/organization establishment expenses 3.8 0.7 (0.4) 2.7 Acquisition method inventory charges 3.3 1.0 (0.9) 1.4 Mark-to-market swap interest rate loss 2.3 0.7 (0.6) 1.0 Acquisition and disposal costs 1.2 0.9 (1.0) (0.7) Other 5.7 1.6 (0.8) 3.3 Adjustments to income from continuing operations: Valuation allowance reversal - 141.5 - (141.5) Federal tax benefit on net operating loss - 9.3 - (9.3) As adjusted $434.6 $104.0 23.9% $(19.6) $311.0 Full Year 2012 (a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (b) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance. Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes. (a)

Tax Provision Reconciliation – Fourth Quarter and Full Year 2011

($M)	Fourth Quarter 2011					Full Year 2011				
	Income from cont. ops. before taxes and noncontrolling interest	Income tax provision (a)	Effective tax rate	Net (income) attributable to non-controlling interest	Income from continuing operations	Income from cont. ops. before taxes and noncontrolling interest	Income tax provision (a)	Effective tax rate	Net (income) attributable to non-controlling interest	Income from continuing operations
As reported	**$94.4**	**$23.4**	***24.8%***	**$(8.0)**	**$63.0**	**$456.1**	**$124.4**	***27.3%***	**$(40.6)**	**$291.1**
Adjustments to expenses from continuing operations:										
Restructuring and other severance costs	6.0	1.0		-	5.0	15.5	3.0		-	12.5
Systems/organization establishment expenses	5.2	1.4		(1.3)	2.5	6.5	1.7		(1.4)	3.4
Foreign exchange loss on financing activities, net (b)	0.5	0.2		-	0.3	-	-		-	-
Mark-to-market interest rate swap loss (c)	0.5	0.2		(0.1)	0.2	-	-		-	-
Loss on early extinguishment/modification of debt	-	-		-	-	16.6	3.1		-	13.5
Other	1.5	(0.7)		(0.5)	1.7	7.1	0.9		(1.4)	4.8
Adjustments to income from continuing operations:										
Foreign exchange gain on financing activities, net (b)	-	-		-	-	(1.3)	1.4		-	(2.7)
Mark-to-market interest rate swap gain (c)	-	-		-	-	(0.5)	0.5		(0.4)	(1.4)
As adjusted	**$108.1**	**$25.5**	***23.6%***	**$(9.9)**	**$72.7**	**$500.0**	**$135.0**	***27.0%***	**$(43.8)**	**$321.2**

(a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

(b) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance.
Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes.

(c) MTM gains / losses in the US have no tax associated with them due to the valuation allowance.
MTM gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes.

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Reconciliation of Net Cash to Adjusted EBITDA Full Year ($M) 2012 2011 Net cash provided by operating activities - continuing operations $444.9 $450.8 Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions 116.8 191.4 Current portion of income tax provision 81.3 98.1 Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives 76.4 91.8 Acquisition-related expenses Restructuring and other severance costs 45.5 14.5 Systems/organization establishment expenses 4.5 6.5 Acquisition and disposal costs 1.2 0.4 Acquisition method inventory charges 3.3 - Bad debt provision (0.7) 0.2 Other 5.7 9.1 Total Adjusted EBITDA $778.9 $862.8

Reconciliation of Net Cash to Free Cash Flow 2012 ($M) Fourth Quarter Second Half Full Year Net cash provided by operating activities - continuing operations $153.3 $296.4 $444.9 Capital expenditures, net of government grants received (71.1) (142.4) (286.4) Restructuring charges 3.9 8.7 16.7 Excess tax benefits from stock-based payment arrangements 2.3 2.3 3.7 Other (a) (1.3) 3.3 9.7 Free Cash Flow $87.1 $168.3 $188.6 (a) Represents the cash impact of adjustments made to EBITDA under the senior secured credit agreement to calculate Adjusted EBITDA.